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EXHIBIT 16


Mendoza Berger & Company, LLP
CERTIFIED PUBLIC ACCOUNTANTS

October 4, 2006

Securities and Exchange Commission
450 Fifth St.
Washington D.C.

Gentlemen:


We have read and agree with the comments in Item 4.01 of Form 8-K of Amaru, Inc. dated October 4, 2006.




/s/ Mendoza Berger & Company, LLP
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Mendoza Berger & Company, LLP

Irvine, California